Exhibit 99.1

Kennedy Wilson Europe Real Estate Limited Announces Tender Offer for its EUR550,000,000 3.250 per cent. Notes due 2025
THIS ANNOUNCEMENT RELATES TO THE DISCLOSURE OF INFORMATION THAT QUALIFIED OR MAY HAVE QUALIFIED AS INSIDE INFORMATION WITHIN THE MEANING OF ARTICLE 7(1) OF THE MARKET ABUSE REGULATION (EU) 596/2014 AS IT FORMS PART OF UNITED KINGDOM DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (EUWA).
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO OR TO ANY PERSON LOCATED OR RESIDENT IN THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS (INCLUDING PUERTO RICO, THE U.S. VIRGIN ISLANDS, GUAM, AMERICAN SAMOA, WAKE ISLAND AND THE NORTHERN MARIANA ISLANDS), ANY STATE OF THE UNITED STATES OF AMERICA OR THE DISTRICT OF COLUMBIA (the United States) OR TO ANY U.S. PERSON (AS DEFINED IN REGULATION S OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the Securities Act)) OR INTO ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT (SEE "OFFER AND DISTRIBUTION RESTRICTIONS" BELOW).
4 November 2022. Kennedy Wilson Europe Real Estate Limited (the Offeror) announces today its invitation to holders of its EUR550,000,000 3.250 per cent. Notes due 2025 (ISIN: XS1321149434) (the Notes) to tender their Notes for purchase by the Offeror for cash (the Offer). The Offer is being made on the terms and subject to the conditions contained in the tender offer memorandum dated 4 November 2022 (the Tender Offer Memorandum) prepared by the Offeror, and is subject to the offer restrictions set out below and as more fully described in the Tender Offer Memorandum.
Copies of the Tender Offer Memorandum are (subject to distribution restrictions) available from the Tender Agent as set out below. Capitalised terms used in this announcement but not defined have the meanings given to them in the Tender Offer Memorandum.
Summary
A summary of certain of the terms of the Offer appears below:

Description of the Notes	ISIN/ Common Code	Outstanding Nominal Amount	Purchase Price	Maximum Acceptance Amount
EUR550,000,000 3.250 per cent. Notes due 2025	XS1321149434 / 132114943	EUR550,000,000	82 per cent.	Subject as set out in the Tender Offer Memorandum, up to EUR150,000,000 in aggregate nominal amount

Rationale for the Offer
The purpose for the Offer is to provide liquidity to those holders whose Notes are accepted. Simultaneously, the Offer will enable the Offeror to optimise its balance sheet structure and future interest expense, whilst maintaining a prudent approach to liquidity. Notes purchased by the Offeror pursuant to the Offer will be cancelled and will not be re-issued or re-sold.
Details of the Offer
Purchase Price
The Offeror will pay for Notes accepted by it for purchase pursuant to the Offer a price equal to 82 per cent. of the nominal amount of the relevant Notes (the Purchase Price).
Accrued Interest
The Offeror will also pay an Accrued Interest Payment in respect of Notes accepted for purchase pursuant to the Offer.
For the avoidance of doubt, in respect of the interest payment date for the Notes falling on 12 November 2022, all Noteholders will receive an interest payment in respect of the Notes they hold in accordance with the terms and conditions of the Notes. In addition, Noteholders whose Notes are accepted for purchase pursuant to the Offer will receive an Accrued Interest Payment in respect of the period from (and including) the immediately preceding interest payment date for the Notes (i.e., 12 November 2022) to (but excluding) the Settlement Date.
Final Acceptance Amount and pro rata scaling
The Offeror proposes to accept for purchase pursuant to the Offer up to EUR150,000,000 in aggregate nominal amount of the Notes (the Maximum Acceptance Amount), although the Offeror reserves the right, in its sole and absolute discretion, to accept significantly more or significantly less than (or none of) such amount for purchase pursuant to the Offer (the final aggregate nominal amount of Notes accepted for purchase pursuant to the Offer being the Final Acceptance Amount).
If the aggregate nominal amount of Notes validly tendered for purchase pursuant to the Offer is greater than the Final Acceptance Amount, Notes may be accepted for purchase on a pro rata basis, as fully described in the Tender Offer Memorandum.
Tender Instructions
In order to participate in, and be eligible to receive the Purchase Price and Accrued Interest Payment pursuant to, the Offer, Noteholders must validly tender their Notes by delivering, or arranging to have delivered on their behalf, a valid Tender Instruction that is received by the Tender Agent by 5.00 p.m. (CET) on 10 November 2022. Tender Instructions will be irrevocable except in the limited circumstances described in the Tender Offer Memorandum.
Tender Instructions must be submitted in respect of a minimum nominal amount of Notes of no less than EUR100,000, being the minimum denomination of the Notes, and may be submitted in integral amounts of EUR100,000 thereafter.
A separate Tender Instruction must be completed on behalf of each beneficial owner.
Indicative Timetable for the Offer

Events	Times and Dates (All times are CET)
Commencement of the Offer Offer announced. Tender Offer Memorandum available from the Offer Website and from the Tender Agent.	Friday, 4 November 2022
Expiration Deadline Final deadline for receipt of valid Tender Instructions by the Tender Agent in order for Noteholders to be able to participate in the Offer.	5.00 p.m. on Thursday, 10 November 2022
Announcement of Results
Announcement of whether the Offeror will accept valid tenders of Notes pursuant to the Offer and, if so accepted, the Final Acceptance Amount and details of any pro rata scaling.
As soon as reasonably practicable on Friday, 11 November 2022
Settlement Date Expected Settlement Date for the Offer. Payment of the Purchase Price and Accrued Interest for any Notes accepted for purchase and settlement of such purchases.	Wednesday, 16 November 2022 (which is three Business Days following the announcement of results)
The Offeror may, in its sole discretion, extend, re-open, amend, waive any condition of and/or terminate the Offer at any time (subject to applicable law and as provided in the Tender Offer Memorandum) and the above times and dates are subject to the right of the Offeror to so extend, re-open, amend, waive any condition of and/or terminate the Offer.
Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold Notes when such intermediary would need to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or (in the limited circumstances in which revocation is permitted) revoke their instruction to participate in, the Offer. The deadlines set by any such intermediary and each Clearing System for the submission and withdrawal of Tender Instructions will be earlier than the relevant deadlines set out above and in the Tender Offer Memorandum.
Unless stated otherwise, announcements in connection with the Offer will be made (i) by publication through RNS and (ii) by the delivery of notices to the Clearing Systems for communication to Direct Participants. Such announcements may also be found on the relevant Reuters Insider Screen and be made by the issue of a press release to a Notifying News Service. Copies of all such announcements, press releases and notices can also be obtained upon request from the Tender Agent, the contact details for which are below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Tender Agent for the relevant announcements during the course of the Offer. In addition, Noteholders may contact the Dealer Manager for information using the contact details below.
Noteholders are advised to read carefully the Tender Offer Memorandum for full details of and information on the procedures for participating in the Offer.
J.P. Morgan Securities plc (Telephone: +44 20 7134 2468; Attention: Liability Management; Email: liability_management_EMEA@jpmorgan.com) is acting as Dealer Manager for the Offer and Kroll Issuer Services Limited (Telephone: +44 20 7704 0880; Attention: Thomas Choquet; Email: kennedywilson@is.kroll.com; Offer Website: https://deals.is.kroll.com/kennedywilson) is acting as Tender Agent.

Questions and requests for assistance in connection with (i) the Offer may be directed to the Dealer Manager and (ii) the delivery of Tender Instructions may be directed to the Tender Agent, the contact details for each of which are set out above.
This announcement is released by the Offeror and contains information that qualified or may have qualified as inside information for the purposes of Article 7 of the Market Abuse Regulation (EU) 596/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA (UK MAR), encompassing information relating to the Offer described above. For the purposes of UK MAR and the Implementing Technical Standards, this announcement is made by Padmini Singla, General Counsel, Europe of the Offeror.
LEI Number: 213800WIL553Z1T6DZ52
DISCLAIMER This announcement must be read in conjunction with the Tender Offer Memorandum. This announcement and the Tender Offer Memorandum contain important information which should be read carefully before any decision is made with respect to the Offer. If any Noteholder is in any doubt as to the content of this announcement, the Tender Offer Memorandum or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Offer. None of the Offeror, the Dealer Manager or the Tender Agent or any of their respective directors, employees or affiliates makes any recommendation whether Noteholders should tender Notes pursuant to the Offer.
OFFER AND DISTRIBUTION RESTRICTIONS
The distribution of this announcement and/or the Tender Offer Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this announcement and/or the Tender Offer Memorandum comes are required by each of the Offeror, the Dealer Manager and the Tender Agent to inform themselves about, and to observe, any such restrictions. Neither this announcement nor the Tender Offer Memorandum constitutes an offer to buy or a solicitation of an offer to sell the Notes (and tenders of Notes in the Offer will not be accepted from Noteholders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Manager or any of the Dealer Manager’s affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Manager or such affiliate, as the case may be, on behalf of the Offeror in such jurisdictions.
United States. The Offer is not being made, and will not be made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or of any facilities of a national securities exchange of, the United States. This includes, but is not limited to, facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic communication. The Notes may not be tendered in the Offer by any such use, means, instrumentality or facility from or within the United States or by persons located or resident in the United States. Accordingly, copies of the Tender Offer Memorandum and any other documents or materials relating to the Offer are not being, and must not be, directly or indirectly mailed or otherwise transmitted, distributed or forwarded (including, without limitation, by custodians, nominees or trustees) in or into the United States or to any persons located or resident in the United States. Any purported tender of Notes in the Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of Notes made by, or by any person acting for the account or benefit of, a person located in the United States or any agent, fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within the United States will be invalid and will not be accepted.
Each Noteholder participating in the Offer will represent that it or any beneficial owner of the Notes or any person on whose behalf such person is acting is not a U.S. person (as defined in Regulation S under the Securities Act) or located and/or resident in the United States and will not be located and/or resident in the United States at the time of the submission of its Tender Instruction. For the purposes of this and the above paragraph, United States means the United States of America, its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands), any state of the United States of America and the District of Columbia.
Italy. None of the Offer, this announcement, the Tender Offer Memorandum or any other documents or materials relating to the Offer have been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian laws and regulations. The Offer is being carried out in the Republic of Italy (Italy) as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Accordingly, Holders or beneficial owners of the Notes that are located in Italy can tender Notes in the Offer through authorised persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

United Kingdom. The communication of this announcement, the Tender Offer Memorandum and any other documents or materials relating to the Offer is not being made and such documents and/or materials have not been approved by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to, and may only be acted upon by, those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Financial Promotion Order)) or persons who are within Article 43(2) of the Financial Promotion Order, or any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order. Any investment or investment activity to which this announcement, the Tender Offer Memorandum and any other documents or materials relating to the Offer relate is available only to relevant persons and will be engaged in only with relevant persons (and is subject to other restrictions referred to in the Financial Promotion Order).
France. The Offer is not being made, directly or indirectly, to the public in France (other than to qualified investors). This announcement, the Tender Offer Memorandum and any other document or material relating to the Offer have only been and shall only be distributed in France to qualified investors as defined in Article 2(e) of Regulation (EU) 2017/1129, as amended and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier and applicable regulations thereunder. Neither this announcement nor the Tender Offer Memorandum has been or will be submitted for clearance to or approved by the Autorité des marches financiers.